EXHIBIT 21

                      MGIC INVESTMENT CORPORATION

   DIRECT AND INDIRECT SUBSIDIARIES OF MGIC INVESTMENT CORPORATION(1)


                    1.           MGIC Assurance Corporation

                    2.           MGIC Credit Assurance Corporation

                    3.           MGIC Insurance Services Corporation

                    4.           MGIC Investor Services Corporation

                    5.           MGIC Mortgage Insurance Corporation

                    6.           MGIC Mortgage Marketing Corporation

                    7.           MGIC Mortgage Reinsurance Corporation

                    8.           MGIC Mortgage Securities Corporation

                    9.           MGIC Real Estate Servicing Corporation

                   10.           MGIC Reinsurance Corporation

                   11.           MGIC Reinsurance Corporation of Wisconsin

                   12.           MGIC Residential Reinsurance Corporation

                   13.           MGIC Surety Corporation

                   14.           Mortgage Guaranty Insurance Corporation

                   15.           Mortgage Guaranty Reinsurance Corporation

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   1    All subsidiaries listed are 100% directly or indirectly owned by the registrant and all are incorporated in Wisconsin.